Exhibit 10.1

FOURTH Amendment

to

SECOND AMENDED AND RESTATED Loan and security agreement

This Fourth Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 28, 2019, by and between Silicon Valley Bank (“Bank”) and Sensus Healthcare, Inc. (f/k/a Sensus Healthcare, LLC), a Delaware corporation (“Borrower”), whose address is 851 Broken Sound Parkway NW, Suite 215, Boca Raton, FL 33487.

Recitals

A.       Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of September 21, 2016 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.       Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.       Borrower has requested that Bank amend the Loan Agreement to extend the maturity date and make certain other revisions to the Loan Agreement as more fully set forth herein.

D.       Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.       Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.       Amendments to Loan Agreement.

          2.1              Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 is amended by deleting the word “and” from the end of clause (i), renumbering clause (j) to be clause (k), and adding a new clause (j) as follows:

 (j)                 Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information set out in Exhibit E hereto or in any Perfection Certificate executed by Borrower and delivered to Bank after the Fourth Amendment Date. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

2.2              Section 6.6 (Access to Collateral; Books and Records). Section 6.6 is amended by deleting the last sentence thereof and replacing it with the following:

In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

2.3              Section 6.13 (Online Banking). Section 6.13(b) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(b)       Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.

2.4              Section 7.1 (Dispositions). The phrase “(including, without limitation, pursuant to a Division)” is hereby added immediately after the phrase “dispose of” in the first sentence of Section 7.1 of the Loan Agreement.

2.5              Section 7.1 (Dispositions). The phrase “in the ordinary course of its business for the payment of ordinary course business expenses” is deleted in its entirety from Section 7.1(e) of the Loan Agreement.

2.6              Section 7.2 (Changes in Business, Management, Control or Business Locations). The following sentence is hereby added to the end of Section 7.2 of the Loan Agreement:

If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Ten Thousand Dollars ($10,000) of Borrower’s assets or property, then Borrower will first receive the written consent of Bank and the landlord of any such new offices or business locations, including warehouses, shall execute and deliver a landlord consent in form and substance satisfactory to Bank.

2.7              Section 7.3 (Mergers of Acquisitions). The parenthetical in Section 7.3 of the Loan Agreement is amended in its entirety and replaced as follows: “(including, without limitation, by the formation of any Subsidiary or pursuant to a Division)”.

2.8             Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Administrator” is an individual that is named:

    (a)        as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

    (b)        as an Authorized Signer of Borrower in an approval by the Board.

“Revolving Line Maturity Date” means January 29, 2020.

2.9              Section 13 (Definitions). The following terms and their respective definitions are added to Section 13.1, in appropriate alphabetical order, as follows:

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Fourth Amendment Date” is October 28, 2019.

2.10           Exhibit E (Beneficial Ownership Information). A new Exhibit E is added to the Loan Agreement in the form of Exhibit E attached hereto.

3.           Limitation of Amendments.

3.1              The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2              This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1              Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2              Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3              The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4              The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5              The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6              The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7              This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.            Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or about September 14, 2016, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.            Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.            Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.            Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to Four Thousand One Hundred Twenty-Five Dollars ($4,125), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

9.            The undersigned officer/signatory of Borrower hereby certifies, to the best of his or her knowledge, that the information set out in Exhibit E hereto is true, complete and correct.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER
Silicon Valley Bank		Sensus Healthcare, Inc.
By:	/s/ Michael McMahon	By:	/s/ Joseph Sardano
Title: Vice President		Title: Chief Executive Office

[Signature Page to Fourth Amendment to
Second Amended and Restated Loan and Security Agreement]

EXHIBIT E

BENEFICIAL OWNERSHIP INFORMATION

1.       Is Borrower any of the following:

(i)	a public company or an issuer of securities that are registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934 or that is required to file reports under Section 15(d) of that Act;
(ii)	an investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940;
(iii)	an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940; or
(iv)	a pooled investment vehicle operated or advised by a regulated financial institution (including an SEC-registered investment adviser)?

Yes ☒   No ☐

If yes, stop. If no, continue to 2:

2.       Is Borrower a pooled investment vehicle that is not operated or advised by a regulated financial institution?

Yes ☐    No ☐

If yes, skip to 4 below. If no, continue to 3:

3.       Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in Borrower’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of Borrower:

Yes ☐   No ☐

If yes, complete the following information:

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)
1
2
3
4

4.       Identify one individual with significant responsibility for managing Borrower, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date
1